Exhibit 99.1
WASTE CONNECTIONS REPORTS SECOND QUARTER 2010 RESULTS
•	Revenue of $330.5 million, up 9.1% over prior year period

•	Internal growth of 5.6% and operating margins above expectations

•	GAAP EPS of $0.39 and adjusted EPS* of $0.48, up 29.7% over prior year period

•	YTD net cash provided by operating activities of $140.1 million

•	YTD free cash flow* of $98.8 million, or 15.5% of revenue

•	Completes acquisitions with total annual revenue of approximately $15 million

•	Repurchased approximately 3% of common stock YTD
FOLSOM, CA, July 20, 2010 — Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter of 2010. Revenue totaled $330.5 million, a 9.1% increase over revenue of $302.8 million in the year ago period. Operating income was $69.4 million, or 21.0% of revenue, versus $59.4 million in the second quarter of 2009. Net income attributable to Waste Connections in the quarter was $30.4 million, or $0.39 per share on a diluted basis of 78.3 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $30.4 million, or $0.38 per share on a diluted basis of 80.8 million shares.
Adjusted net income attributable to Waste Connections in the quarter was $37.2 million*, or $0.48 per share*, excluding costs primarily associated with the early redemption of the Company’s 2026 Notes. Adjusted net income attributable to Waste Connections in the prior year period was $29.6 million*, or $0.37 per share*, adjusted primarily for acquisition-related costs expensed due to the implementation of new accounting guidance for business combinations effective January 1, 2009, a gain on disposal of assets, and the impact of a deferred tax adjustment.
Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, charge for early redemption of the 2026 Notes (net of make-whole payment), and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $8.5 million ($5.3 million net of taxes, or approximately $0.07 per share) in the quarter compared to $6.8 million ($4.3 million net of taxes, or approximately $0.05 per share) in the year ago period.
“Year-over-year increases in landfill volumes, roll-off activity, and recycled commodity prices enabled us once again to exceed the upper end of our expectations in the quarter. Strong organic growth and an approximate 150 basis points expansion in adjusted operating income before depreciation and amortization* as a percentage of revenue contributed to an almost 30% increase in adjusted earnings per share compared to the year-ago period,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “We remain on track to repurchase five to six percent of outstanding shares in 2010. Our strong operating results and free cash flow have further strengthened our credit profile despite our active share repurchase program.”
Mr. Mittelstaedt added, “Recently completed acquisitions include an integrated new market entry in northern Louisiana, and tuck-ins within existing markets in seven other states. We expect a continuing increase in acquisition activity during the second half of the year.”

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the six months ended June 30, 2010, revenue was $638.0 million, a 12.8% increase over revenue of $565.5 million in the year ago period. Operating income was $129.0 million, versus $107.1 million for the same period in 2009. Net income attributable to Waste Connections for the six months ended June 30, 2010, was $58.0 million, or $0.74 per share on a diluted basis of 78.5 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $52.4 million, or $0.65 on a diluted basis of 80.8 million shares. Adjusted net income attributable to Waste Connections for the six months ended June 30, 2010, was $66.9 million*, or $0.85 per share*, compared to $53.5 million*, or $0.66 per share* in the year ago period.
For the six months ended June 30, 2010, non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, loss on the early redemption of the 2026 Notes (net of make-whole payment), and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $16.3 million ($10.1 million net of taxes, or approximately $0.13 per share), compared to $12.6 million ($7.8 million net of taxes, or approximately $0.10 per share) in the year ago period.
Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 21st at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these web sites.
Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves approximately two million residential, commercial and industrial customers from a network of operations in 27 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.
For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.
Information Regarding Forward-Looking Statements
Certain statements contained in this release are forward-looking in nature, including statements related to expected share repurchases and increases in acquisition activity. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (29) climate change regulations may adversely affect operating results; (30) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (31) alternatives to landfill disposal may cause our revenues and operating results to decline; (32) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
— financial tables attached —
CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2010
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2010	2009	2010

Revenues	$302,830	$330,477	$565,506	$638,018
Operating expenses:
Cost of operations	175,687	187,346	330,391	364,336
Selling, general and administrative	36,142	36,353	68,658	72,011
Depreciation	30,061	33,464	54,900	64,908
Amortization of intangibles	3,205	3,598	5,681	7,184
Loss (gain) on disposal of assets	(1,683)	365	(1,176)	622

Operating income	59,418	69,351	107,052	128,957

Interest expense	(12,307)	(9,161)	(24,557)	(21,423)
Interest income	116	165	1,141	318
Loss on extinguishment of debt	—	(9,734)	—	(10,193)
Other income (expense), net	171	(169)	177	469

Income before income tax provision	47,398	50,452	83,813	98,128

Income tax provision	(16,716)	(19,815)	(30,819)	(39,678)

Net income	$30,682	$30,637	$52,994	$58,450
Less: net income attributable to noncontrolling interests	(244)	(237)	(578)	(477)

Net income attributable to Waste Connections	$30,438	$30,400	$52,416	$57,973

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.38	$0.39	$0.66	$0.75

Diluted	$0.38	$0.39	$0.65	$0.74

Shares used in the per share calculations:
Basic	80,066,643	77,495,800	80,015,325	77,600,760

Diluted	80,833,350	78,321,834	80,796,431	78,498,368

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	June 30,
	2009	2010
ASSETS
Current assets:
Cash and equivalents	$9,639	$10,070
Accounts receivable, net of allowance for doubtful accounts of $4,058 and $4,025 at December 31, 2009 and June 30, 2010, respectively	138,972	153,639
Deferred income taxes	17,748	18,082
Prepaid expenses and other current assets	33,495	25,923

Total current assets	199,854	207,714

Property and equipment, net	1,308,392	1,279,569
Goodwill	906,710	907,789
Intangible assets, net	354,303	347,765
Restricted assets	27,377	28,461
Other assets, net	23,812	19,630

	$2,820,448	$2,790,928

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86,669	$75,296
Book overdraft	12,117	9,945
Accrued liabilities	93,380	91,774
Deferred revenue	50,138	54,244
Current portion of long-term debt and notes payable	2,609	1,922

Total current liabilities	244,913	233,181

Long-term debt and notes payable	867,554	846,908
Other long-term liabilities	45,013	47,429
Deferred income taxes	305,932	310,706

Total liabilities	1,463,412	1,438,224

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized; 78,599,083 and 77,293,353 shares issued and outstanding at December 31, 2009 and June 30, 2010, respectively	786	773
Additional paid-in capital	625,173	565,448
Retained earnings	732,738	790,711
Accumulated other comprehensive loss	(4,892)	(7,936)

Total Waste Connections’ equity	1,353,805	1,348,996
Noncontrolling interests	3,231	3,708

Total equity	1,357,036	1,352,704

	$2,820,448	$2,790,928

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2009 AND 2010
(Unaudited)
(Dollars in thousands)

	Six months ended
	June 30,
	2009	2010

Cash flows from operating activities:
Net income	$52,994	$58,450
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	(1,176)	622
Depreciation	54,900	64,908
Amortization of intangibles	5,681	7,184
Deferred income taxes, net of acquisitions	22,858	7,737
Loss on redemption of 2026 Notes, net of make-whole payment	—	2,255
Amortization of debt issuance costs	970	1,090
Amortization of debt discount	2,342	1,245
Equity-based compensation	4,630	5,625
Interest income on restricted assets	(241)	(271)
Closure and post-closure accretion	912	880
Excess tax benefit associated with equity-based compensation	(97)	(6,423)
Net change in operating assets and liabilities, net of acquisitions	7,275	(3,178)

Net cash provided by operating activities	151,048	140,124

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(387,112)	(3,849)
Capital expenditures for property and equipment	(52,693)	(50,495)
Proceeds from disposal of assets	4,129	4,925
Increase in restricted assets, net of interest income	(2,021)	(813)
Decrease in other assets	268	39

Net cash used in investing activities	(437,429)	(50,193)

Cash flows from financing activities:
Proceeds from long-term debt	142,000	281,000
Principal payments on notes payable and long-term debt	(107,787)	(308,860)
Change in book overdraft	2,237	(2,172)
Proceeds from option and warrant exercises	1,611	17,774
Excess tax benefit associated with equity-based compensation	97	6,423
Payments for repurchase of common stock	—	(83,665)
Debt issuance costs	(42)	—

Net cash provided by (used in) financing activities	38,116	(89,500)

Net increase (decrease) in cash and equivalents	(248,265)	431
Cash and equivalents at beginning of period	265,264	9,639

Cash and equivalents at end of period	$16,999	$10,070

ADDITIONAL STATISTICS
THREE MONTHS ENDED JUNE 30, 2009 AND 2010
(Dollars in thousands)
Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended
June 30, 2010
Core Price	2.8%
Surcharges	0.3%
Volume	(0.6%)
Intermodal, Recycling and Other	3.1%

Total	5.6%

Uneliminated Revenue Breakdown:

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2010
Collection	$226,512	65.2%	$238,108	62.6%
Disposal and Transfer	105,316	30.3%	116,186	30.5%
Intermodal, Recycling and Other	15,783	4.5%	26,321	6.9%

Total before inter-company elimination	$347,611	100.0%	$380,615	100.0%

Inter-company elimination	$44,781		$50,138

Reported Revenue	$302,830		$330,477

Days Sales Outstanding for the three months ended June 30, 2010: 42 (27 net of deferred revenue)
Internalization for the three months ended June 30, 2010: 65%
Other Cash Flow Items:

	Three Months Ended	Three Months Ended
	June 30, 2009	June 30, 2010
Cash Interest Paid	$15,136	$17,725
Cash Taxes Paid	$5,482	$20,871
Debt to Book Capitalization as of June 30, 2010: 39%
Share Information for the three months ended June 30, 2010:

Basic shares outstanding	77,495,800
Dilutive effect of options and warrants	616,361
Dilutive effect of restricted stock	209,673

Diluted shares outstanding	78,321,834

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Adjusted Operating Income before Depreciation and Amortization:
Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three Months Ended	Three Months Ended
	June 30, 2009	June 30, 2010
Operating income	$59,418	$69,351
Plus: Depreciation and amortization	33,266	37,062
Plus: Closure and post-closure accretion	560	439
Plus/less: Loss (gain) on disposal of assets	(1,683)	365
Adjustments:
Plus: Acquisition-related transaction costs (a)	2,019	244
Plus: Loss on prior corporate office lease (b)	373	—

Adjusted operating income before depreciation and amortization	$93,953	$107,461

As % of revenues	31.0%	32.5%

	Six Months Ended	Six Months Ended
	June 30, 2009	June 30, 2010
Operating income	$107,052	$128,957
Plus: Depreciation and amortization	60,581	72,092
Plus: Closure and post-closure accretion	912	880
Plus/less: Loss (gain) on disposal of assets	(1,176)	622
Adjustments:
Plus: Acquisition-related transaction costs (a)	3,282	395
Plus: Loss on prior corporate office lease (b)	1,621	—

Adjusted operating income before depreciation and amortization	$172,272	$202,946

As % of revenues	30.5%	31.8%

(a)	Reflects the addback of acquisition-related costs expensed due to the implementation of new accounting guidance for business combinations effective January 1, 2009.

(b)	Reflects the addback of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:
Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. The Company provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company’s operations. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2010	2009	2010
Reported net income attributable to Waste Connections	$30,438	$30,400	$52,416	$57,973
Adjustments:
Loss on extinguishment of debt, net of taxes (a)	—	6,035	—	6,320
Acquisition-related transaction costs, net of taxes (b)	1,256	151	2,041	245
Loss on prior corporate office lease, net of taxes (c)	232	—	1,008	—
Loss (gain) on disposal of assets, net of taxes (d)	(1,047)	648	(731)	808
Impact of deferred tax adjustment (e)	(1,270)	—	(1,270)	1,547

Adjusted net income attributable to Waste Connections	$29,609	$37,234	$53,464	$66,893

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.38	$0.39	$0.65	$0.74

Adjusted net income	$0.37	$0.48	$0.66	$0.85

(a)	Reflects the elimination of costs associated with the early redemption of outstanding debt.

(b)	Reflects the elimination of acquisition-related costs due to the implementation of new accounting guidance for business combinations effective January 1, 2009.

(c)	Reflects the elimination of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

(d)	Reflects the elimination of a loss (gain) on disposal of assets.

(e)	Reflects (1) the elimination in 2009 of a benefit to the income tax provision primarily from a reduction in the Company’s deferred tax liabilities, and (2) the elimination in 2010 of an increase to the income tax provision associated with an adjustment in the Company’s deferred tax liabilities primarily resulting from a voter-approved increase in Oregon state income tax rates.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)
Reconciliation of Free Cash Flow:
Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three Months Ended	Three Months Ended
	June 30, 2009	June 30, 2010
Net cash provided by operating activities	$80,397	$59,957
Less: Change in book overdraft	(1,879)	(1,191)
Plus: Proceeds from disposal of assets	3,968	4,123
Plus: Excess tax benefit associated with equity-based compensation	(18)	3,945
Less: Capital expenditures for property and equipment	(23,281)	(23,742)

Free cash flow	$59,187	$43,092

As % of revenues	19.5%	13.0%

	Six Months Ended	Six Months Ended
	June 30, 2009	June 30, 2010
Net cash provided by operating activities	$151,048	$140,124
Plus/less: Change in book overdraft	2,237	(2,172)
Plus: Proceeds from disposal of assets	4,129	4,925
Plus: Excess tax benefit associated with equity-based compensation	97	6,423
Less: Capital expenditures for property and equipment	(52,693)	(50,495)

Free cash flow	$104,818	$98,805

As % of revenues	18.5%	15.5%